Exhibit 10.1

WAIVER AND TENTH AMENDMENT TO CREDIT AGREEMENT

This Waiver and Tenth Amendment to Credit Agreement (this "Amendment") is dated as of May 1, 2007, and is by and among General Electric Capital Corporation, a Delaware corporation, individually as a Lender and as Agent and Security Trustee for the Lenders, and Analysts International Corporation, a Minnesota corporation ("Borrower").

W I T N E S S E T H:

WHEREAS, pursuant to a certain Credit Agreement dated as of April 11, 2002, by and among General Electric Capital Corporation, a Delaware corporation, individually as a Lender and as Agent and Security Trustee for the Lenders, the other Credit Parties signatory from time to time thereto, and Borrower (as amended or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement), Agent and Lenders agreed, subject to the terms and provisions thereof, to provide certain loans and other financial accommodations to Borrower;

WHEREAS, Borrower has notified Agent and Lenders that Borrower has entered into surety and/or performance bond reimbursement agreements or similar arrangements involving the issuance of surety and/or performance bonds for the account of the Credit Parties in a net amount outstanding as of the date hereof equal to approximately $10,000,000 (the "Surety Bond Issuances"), which Surety Bond Issuances constituted Defaults under Section 6.3 of the Credit Agreement (although such Surety Bond Issuances are not Defaults under Section 6.7 of the Credit Agreement) and separate Events of Default under Section 8.1(b) of the Credit Agreement (collectively, the "Existing Events of Default");

WHEREAS, pursuant to Section 5 of that certain Waiver, Consent and Ninth Amendment to Credit Agreement dated as of February 1, 2007, on or prior to May 1, 2007, Borrower is required to, and is required to cause each other Credit Party to, at such Credit Party's expense, duly execute and deliver to Agent an amendment and restatement to the Credit Agreement and such further instruments, in each case in form and substance satisfactory to Agent, and do and cause to be done such further acts, as the Agent may request to effect the addition of AISSS and Medical Staffing as borrowers under the Credit Agreement (collectively, the “Ninth Amendment Covenant”); and

WHEREAS, Borrower has requested that Agent and Requisite Lenders waive the Existing Events of Default and the Ninth Amendment Covenant and amend the Credit Agreement in certain respects, in each case as set forth below.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Waivers. In reliance upon the representations and warranties of Borrower set forth in Section 4 below and subject to the conditions to effectiveness set forth in Section 3 below, Agent and Requisite Lenders hereby waive the Existing Events of Default and the requirements of the Ninth Amendment Covenant. Such waivers are limited waivers and shall not be deemed to constitute a waiver of, or consent to, any other future breach of the Credit Agreement.

2.  Amendments. In reliance upon the representations and warranties of Borrower set forth in Section 4 below and subject to the conditions to effectiveness set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

(a)  Section 6.3(a) of the Credit Agreement is hereby amended by inserting a new clause (vi) therein to read as follows:

(vi) Indebtedness not to exceed $10,000,000 in the aggregate at any time outstanding incurred in connection with surety and/or performance bond reimbursement agreements or similar arrangements entered into in the ordinary course of business of the Credit Parties involving the issuance of surety and/or performance bonds delivered for the account of any Credit Party,

(b)  Section 6.20 of the Credit Agreement is hereby amended and restated in its entirety, as follows:

6.20  Credit Parties Other than Borrower.

None of the Credit Parties other than Borrower shall engage in any trade or business, or own any assets (other than Stock of their Subsidiaries) or incur any Indebtedness or Guaranteed Indebtedness (other than the Obligations), provided that (a) Medical Staffing shall be permitted to engage in its relevant business and own assets, (b) the Staffing Subsidiaries (other than Analysts International Strategic Sourcing Services, LLC, a Minnesota limited liability company) shall be permitted to employ personnel to be leased back to the Borrower under those certain Employee Services Agreements by and between Borrower and each Staffing Subsidiary (the "Employee Services Agreements"), (c) Analysts International Strategic Sourcing Services, LLC, a Minnesota limited liability company, shall be permitted to (i) employ personnel to be leased back to the Borrower under the Employee Services Agreements, (ii) engage in the managed services group business and (iii) own net assets in connection with the managed services group business not to exceed $4,000,000 at any time outstanding, and (d) the Staffing Subsidiaries shall be permitted to incur Indebtedness otherwise permitted in this Agreement in connection with surety and/or performance bond reimbursement agreements or similar arrangements involving the issuance of surety and/or performance bonds delivered for the account of such Staffing Subsidiary.

(c)  Disclosure Schedule (3.17) of the Credit Agreement is hereby amended by replacing the "Trust Agreement dated October 20, 1992, with Norwest Bank Minneapolis, N.A." with the "Trust Under the Analysts International Corporation Special Executive Retirement Plan dated as of February 15, 2007 between the Borrower and Wachovia Bank".

3.  Conditions Precedent. The effectiveness of the waiver, consent and amendment contemplated hereby is subject to the prior receipt by Agent of each of the following documents and agreements, each in form and substance acceptable to Agent in its sole discretion:

(a)  Agent shall have received a fully executed copy of this Amendment;

(b)  No Default or Event of Default (other than the Existing Events of Default) shall have occurred and be continuing; and

(c)  All proceedings taken in connection with the transactions contemplated by this Amendment and all agreements, documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel.

4.  Representations and Warranties. To induce Agent to enter into this Amendment, the Borrower hereby represents and warrants to Agent that:

(a)  The execution, delivery and performance by each Credit Party of this Amendment and each other agreement and document contemplated hereby are within their corporate or limited liability company power, have been duly authorized by all necessary corporate or limited liability company action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law applicable to any Credit Party, the articles of incorporation, articles of organization, by-laws or operating agreement of any Credit Party, any order, judgment or decree of any court or governmental agency, or any agreement, instrument or document binding upon any Credit Party or any of their respective properties;

(b)  Each of the Credit Agreement, the other Loan Documents, and each other agreement and document contemplated hereby is the legal, valid and binding obligation of the applicable Credit Party, enforceable against such Credit Party in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies;

(c)  All of the statements contained in Section 2.2 of the Credit Agreement and in Section 4 of the Security Agreement are true and correct on the date hereof;

(d)  Each Credit Party has performed all of its obligations under the Credit Agreement and the Loan Documents to be performed by it on or before the date hereof and as of the date hereof, each Credit Party is in compliance with all applicable terms and provisions of the Credit Agreement and each of the Loan Documents to be observed and performed by it and, except to the extent otherwise waived by the provisions hereof, no Event of Default or other event which, upon notice or lapse of time or both, would constitute an Event of Default, has occurred.

5.  Reaffirmation. Each of Medical Concepts Staffing, Inc., a Minnesota corporation ("Medical Staffing"), Analysts International Management Services, LLC, a Minnesota limited liability company ("AIMS"), Analysts International Business Solution Services, LLC, a Minnesota limited liability company ("AIBSS"), Analysts International Business Resource Services, LLC, a Minnesota limited liability company ("AIBRS") and Analysts International Strategic Sourcing Services, LLC, a Minnesota limited liability company ("AISSS"; AIMS, AIBSS, AIBRS and AISSS are collectively the "Staffing Subsidiaries" and each a "Staffing Subsidiary") hereby consents to Borrower's execution and delivery of this Amendment and agrees to be bound hereby. Medical Staffing hereby affirms that nothing contained herein shall modify in any respect whatsoever its obligations under the Loan Documents, including, without limitation, its guaranty of the obligations of Borrower to Agent and Lenders pursuant to the terms of that certain Guaranty, dated as of April 7, 2003 (the "MCS Guaranty"), executed by Medical Staffing in favor of Agent and Lenders and reaffirms that the MCS Guaranty is and shall continue to remain in full force and effect. Each Staffing Subsidiary hereby affirms that nothing contained herein shall modify in any respect whatsoever its obligations under the Loan Documents, including, without limitation, its guaranty of the obligations of Borrower to Agent and Lenders pursuant to the Guaranty, dated December 31, 2003, executed by such Staffing Subsidiary in favor of Agent and Lenders and reaffirms that such Guaranty is and shall continue to remain in full force and effect. Although Medical Staffing and each Staffing Subsidiary has been informed of the matters set forth herein and has acknowledged and agreed to same, such Person understands that Agent and Lenders have no obligation to inform any such Person of such matters in the future or to seek any such Person's acknowledgment or agreement to future consents or waivers, and nothing herein shall create such a duty.

6.  Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Any such counterpart which may be delivered by facsimile transmission or electronic portable document format (i.e., "pdf") shall be deemed the equivalent of an originally signed counterpart and shall be fully advisable in any enforcement proceeding regarding this Amendment.

7.  Continued Effectiveness. Except as amended hereby, the Credit Agreement and each of the Loan Documents shall continue in full force and effect according to its terms.

8.  Costs and Expenses. Borrower hereby agrees that all expenses incurred by Agent in connection with the preparation, negotiation and closing of the transactions contemplated hereby, including, without limitation, reasonable attorneys' fees and expenses, shall be part of the Obligations.

9.  Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

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IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first written above.

ANALYSTS INTERNATIONAL CORPORATION

By ___________________________________
Its ___________________________________

MEDICAL CONCEPTS STAFFING, INC.

By ___________________________________
Its ___________________________________

ANALYSTS INTERNATIONAL MANAGEMENT
SERVICES, LLC

By ____________________________________
Its ____________________________________

ANALYSTS INTERNATIONAL BUSINESS
SOLUTION SERVICES, LLC

By ____________________________________
Its ____________________________________

ANALYSTS INTERNATIONAL BUSINESS
RESOURCE SERVICES, LLC

By ____________________________________
Its ____________________________________

ANALYSTS INTERNATIONAL STRATEGIC
SOURCING SERVICES, LLC

By _____________________________________
Its _____________________________________

GENERAL ELECTRIC CAPITAL CORPORATION,
As Agent, Security Trustee and Lender

By _____________________________________
An Authorized Signatory